Q1 2025 Investor Presentation

2 Copyright © D-Wave Forward-Looking Statements Certain statements in this presentation are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this presentation in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

D-Wave at a Glance

ESTABLISHED PRODUCT PORTFOLIO:

- World's largest quantum computer
- Accessible through production-grade cloud service
- Peer-reviewed publication of quantum supremacy

GROWING COMMERCIAL ADOPTION:

- 1st commercial quantum computing company
- 30+ proven business use cases
- Initial applications moving into production

HIGH-VALUE CONSULTATIVE SERVICES:

- 20+ successful POC engagements in 18 months
- Advisory services to aid in production deployment

INDUSTRY PERSPECTIVE:

"It is imperative that Ford Otosan maintains the highest standards of production processes and efficiencies to meet customer demand. Working with D-Wave's technology, we've built and now deployed a quantum optimization application that goes beyond what we were able to achieve with a purely classical computing approach."

— *Ziya Dalkılıç, Data Scientist, Ford Otosan*

MARKET LEADER

Advantage	Leap	Ocean	Launch
Quantum Annealing Fifth generation system 5000+ qubits	Real-Time Quantum Cloud Quantum hybrid solvers 99% up-time	Open-Source Python Tools Easily configurable Simplifies use of QC & HSS	Customer PS On-Ramp From application eval to production deployment

STRONG CUSTOMER BASE

Mastercard, NEC, IPG, Deloitte., VINCI Energies, Pattison Food Group, BASF, Davidson, accenture, ArcelorMittal, Lockheed Martin, NTT docomo, JTI, Ford Otosan, BBVA, Unisys, DENSO, CaixaBank

THOUGHT & TECHNICAL LEADERSHIP

One of top 5 global quantum computing patent portfolios *As of 2023; (Source: QED-C)*	260+ U.S. granted patents 550+ granted & pending patents worldwide 60+% Annealing AND Gate	53 PhDs	Over 240 scientific papers published

3 Copyright © D-Wave

D-Wave QUANTUM REALIZED.

Beyond Classical: D-Wave First to Demonstrate Quantum Supremacy on Useful, Real-World Problem Landmark peer-reviewed paper published in Science, “Beyond-Classical Computation in Quantum Simulation,” unequivocally validates D-Wave achievement of the world’s first and only demonstration of quantum computational supremacy on useful real-world problem These problems cannot be solved by classical computers This research showed that D-Wave’s annealing quantum computer was able to perform a magnetic materials simulation in minutes that would take nearly one million years and more than the world’s electricity supply on one of today’s most powerful classical supercomputers

5 Copyright © D-Wave In Production: Ford Otosan Deploys Vehicle Manufacturing Application Ford Otosan has deployed a hybrid-quantum application in production, streamlining manufacturing processes for its Ford Transit line of vehicles Ford Otosan is a joint venture between Ford Motor Company and Koç Holding in Turkey Using D-Wave technology, Ford Otosan reduced the scheduling time of 1,000 vehicles from 30 minutes to less than five minutes, a 6x improvement Ford Otosan plans to activate quantum scheduling in additional body shops and extend to other processes, including paint shops, assembly lines and buffer zones Photo Credit: Ford Otosan

6 Copyright © D-Wave Proof-of-Concept Successfully Combines Quantum and AI for Drug Discovery Successful completion of a proof-of-concept with the pharmaceutical division of Japan Tobacco, which used D-Wave's Advantage quantum computer in combination with artificial intelligence (AI) in the drug discovery process The mission of Japan Tobacco’s pharmaceutical business is to create original and innovative drugs for patients suffering from diseases around the world This new approach resulted in molecular structures that are better candidates for subsequent drug development than structures created by purely classical methods This could lead to improvements in both the quality and speed of drug development Photo Credit: Japan Tobacco

7 Copyright © D-Wave First Advantage System Purchase by Jülich Supercomputing Centre Delivered and recognized revenue on the first Advantage system sale Jülich Supercomputing Centre ( JSC) is the first high- performance computing (HPC) center to purchase and own a D-Wave Advantage annealing quantum computing system JSC provides researchers in Germany and Europe with access to state-of-the-art quantum computers, supporting early exploration and adoption of quantum computing technologies It is expected that D-Wave’s system will be connected to the JUPITER supercomputer, Europe’s first and only exascale HPC, to facilitate breakthroughs in AI and quantum optimization applications D-Wave annealing quantum computer in the JUNIQ building at Forschungszentrum Jülich Copyright: Forschungszentrum Jülich / Sascha Kreklau

8 Copyright © D-Wave Advantage2 System Installation Nears Completion at Davidson Technologies Announced that the physical assembly of a D-Wave Advantage2 annealing quantum system is complete at Davidson Technologies’ headquarters in Huntsville, Alabama Davidson is a trusted provider of advanced engineering and technical solutions supporting the U.S. Department of Defense, intelligence community, and aerospace industry Installation is now nearing completion as the system undergoes final calibration and readiness testing The Advantage2 system at Davidson is designed to support mission-critical challenges in areas such as national defense and is planned to eventually be housed in a secure facility developed to run sensitive applications

9 Copyright © D-Wave Advancements in Hybrid Quantum Solver Capabilities Introduced new hybrid quantum solver capabilities and additional use cases designed to drive usage of the company’s quantum optimization offering Enhancements to the nonlinear hybrid quantum solver include the ability to support continuous variables with linear interactions, thus enabling new use cases such as budget allocation and resource distribution The company’s expanded collection of optimization use cases also now includes offer allocation, portfolio optimization and maintenance repair operations optimization

10 Copyright © D-Wave New Quantum Blockchain Architecture with Enhanced Security and Efficiency Over Classical Computing Published a new research paper titled “Blockchain with Proof of Quantum Work” that used quantum computation to generate and validate blockchain hashes This research, which leveraged techniques from D-Wave’s quantum supremacy demonstration, indicates that using quantum computation for hashing and proof of work could potentially require a fraction of the electricity used by classical resources alone and reduce electricity costs by up to a factor of 1,000

11 Copyright © D-Wave Quantum Realized: Record Attendance at Qubits 2025 Annual User Conference Qubits 2025, D-Wave’s annual user conference, took place March 31 and April 1 with record attendance In person attendance was up 23% year over year, and virtual attendance up nearly 100% year over year A number of D-Wave customers presented use cases based on D-Wave technology, including Davidson Technologies, Japan Tobacco, Jülich Supercomputing Centre, NTT DOCOMO, Pusan National University, Quantum Research Sciences, SAS, the University of Southern California and more

12 Copyright © D-Wave $- $100 $200 $300 $400 Q1 2024 Q1 2025 M IL LI O N S $27.3M $304M Cash Position 0 50 100 150 Prior LTM Most recent LTM 129 Total # of Customers 133 Including 25 Forbes Global 2000 Including 25 Forbes Global 2000 $- $5 $10 $15 $20 Q1 2024 Q1 2025 M IL LI O N S -Quarterly Revenue $15.0M $2.5M $- $5 $10 $15 $20 Q1 2024 Q1 2025 M IL LI O N S -Quarterly Gross Profit $1.7M $13.9M $(15) $(10) $(5) $- Q1 2024 Q1 2025 M IL LI O N S -Quarterly Adjusted EBITDA (1) Loss $(12.9M) $(6.1M) 0% 100% Q1 2024 Q1 2025 -Quarterly Gross Margin 67.3% 92.5% Financial information set forth above is unaudited (1) Refer to the ‘Non-GAAP Financial Measures’ and “Reconciliation of Net Loss to Adjusted EBITDA Loss” sections on slide 13 Q1 FY 2025 Financial Update

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Adjusted EBITDA Loss is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. Adjusted EBITDA Loss is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. We use Adjusted EBITDA Loss to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

The following is a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure:

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA Loss

	Three Months Ended March 31	
(in thousands of U.S. dollars)	2025	2024
Net Loss	$ (5,421)	$ (17,312)
Excluding:		
Depreciation and Amortization	376	229
Stock-based compensation	3,993	3,509
Interest expense (1)	226	1,140
Change in fair value of warrant liabilities	(3,943)	2,652
Change in fair value of Term Loan	-	(1,199)
Gain on investment in marketable securities	-	(1,660)
Other (income) expense, net (2)	(2,153)	(1,137)
Other non-operating or non-recurring expenses (3)	810	882
Adjusted EBITDA Loss	(6,112)	(12,896)

1) Interest expense primarily reflects the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023 and fully repaid on October 22, 2024, and interest and adjustments to accrued interest on the SIF Loan.
2) Other income (expense), net consists primarily of foreign exchange gains and losses and interest income earned from cash and cash equivalents.
3) Includes legal, consulting, and accounting fees arising from capital markets activities that are unrelated to the Company's core business operations, as well as non-recurring professional fees and credit loss expenses.